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                                                                    EXHIBIT 23.3

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 30, 1995 on the combined financial statements of Basic Investments, Inc. and affiliates in the Registration Statement (Form S-4) and related Prospectus of Pioneer Americas Acquisition Corp. for the registration of $200,000,000 9 1/4% Series B Senior Secured Notes due 2007.

                                            PIERCY, BOWLER, TAYLOR & KERN
                                            CERTIFIED PUBLIC ACCOUNTANTS AND
                                            BUSINESS ADVISORS
                                            A PROFESSIONAL CORPORATION

Las Vegas, Nevada
June 26, 1997